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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
MicroStrategy Incorporated;

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2000 relating to the restated financial statements and the financial statement schedule, which appears in MicroStrategy Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

McLean, Virginia

August 2, 2000